Exhibit 99.2

PennyMac Financial Services, Inc. October 2026 3Q26 EARNINGS REPORT

This presentation contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections and assumptions with respect to, among other things, our financial results, future operations, business plans and investment strategies, as well as industry and market conditions, all of which are subject to change. Words like “believe,” “expect,” “anticipate,” “promise,” “project,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. These forward-looking statements include, but are not limited to, statements regarding future changes in interest rates, prepayment rates and the housing market; future loan origination, servicing and production, future operating expense reductions; future mortgage servicing rights sales; the expected acquisition of Cenlar’s subservicing business; artificial intelligence and automation initiatives benefits; future loan delinquencies, defaults and forbearances; future earnings, return on equity as well as other business and financial projections and expectations. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: interest rate changes; changes in macroeconomic, consumer and real estate market conditions; changes in housing prices, housing sales and real estate values; rising homeownership costs negatively impacting housing affordability; the continually changing federal, state and local laws and regulations applicable to our highly regulated industry; lawsuits or governmental actions resulting from noncompliance with laws and regulations; the mortgage lending and servicing-related regulations promulgated by federal and state regulators and the enforcement of these regulations; licensing and operational requirements of jurisdictions applicable to our business, to which our bank competitors are not subject; our ability to close and integrate acquisitions, including the acquisition of Cenlar’s subservicing business; changes to government modification programs; difficulties inherent in adjusting the size of our operations to reflect changes in business levels; our ability to realize anticipated cost savings from expense reduction initiatives; purchase and sales opportunities for mortgage servicing rights, including our ability to complete the pending sale of mortgage servicing rights on the anticipated terms and timeline and to deploy the related proceeds as intended; our substantial amount of indebtedness; increases in loan delinquencies, defaults and forbearances; foreclosure delays and changes in foreclosure practices; our dependence on U.S. government-sponsored entities and changes in their roles; our ability to manage third-party vendors and mortgage investor requirements; our exposure to counterparties that do not fulfill contractual obligations; our reliance on PennyMac Mortgage Investment Trust (NYSE: PMT) as a significant contributor to our mortgage banking business; maintaining sufficient capital and liquidity and compliance with financial covenants; our obligation to indemnify third-party purchasers or repurchase loans if loans that we originate, acquire, service or assist in the fulfillment of, fail to meet certain criteria; our obligation to indemnify PMT if our services fail to meet certain criteria or characteristics or under other circumstances; investment management and incentive fees; the accuracy or changes in the estimates we make about uncertainties, contingencies and asset and liability valuations; conflicts of interest in allocating our services and investment opportunities among us and our advised entity; our ability to mitigate cybersecurity risks, cyber incidents and technology disruptions; our ability to implement and develop new technologies and artificial intelligence; the effect of public opinion on our reputation; our exposure to risks of loss and disruption in operations from severe weather events, man-made or other natural conditions, including climate change and pandemics; our ability to effectively identify, manage and hedge our credit, interest rate, prepayment, liquidity and climate risks; expansion of new business activities or strategies; our ability to detect misconduct and fraud; our ability to pay dividends to our stockholders or repurchase shares of our common stock; and our organizational structure and certain requirements in our charter documents. You should not place undue reliance on any forward-looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this presentation are current as of the date of this presentation only.The presentation contains financial information calculated other than in accordance with U.S. generally accepted accounting principles (“GAAP”), such as adjusted net income, adjusted earnings per share, adjusted EBITDA, pretax income excluding valuation-related items and adjusted return on equity. Adjustments to GAAP financial measures include items that the Company deems non-operating, non-recurring and market-driven fair value adjustments to Mortgage Servicing Rights (MSRs) and associated hedging results that change based on interest rate shifts rather than operational efficiency. These non-GAAP measures provide a meaningful perspective on the Company’s business results because the Company utilizes this information to evaluate and manage the business, and investors use this information to calculate financial and cash flow measures. These non-GAAP measures have limitations as analytical tools and should not be viewed as a substitute for financial information determined in accordance with GAAP. Furthermore, these non-GAAP measures may not be comparable to similarly titled metrics presented by other financial institutions. 2 FORWARD-LOOKING STATEMENTS

PENNYMAC FINANCIAL SERVICES

THIRD QUARTER HIGHLIGHTS

3Q26 Results

Net income	Book value per share
$29mm	$83.85
Diluted EPS[1]	Adjusted EPS[2]
$0.54	$1.05
Annualized ROE[1]	Annualized adjusted ROE[2]
3%	5%

Production Segment

Pretax loss

$(7)mm

Total loan acquisitions and originations[3]	PFSI correspondent lock volume
$24.4bn	$15.3bn
Broker direct lock volume	Consumer direct lock volume
$6.1bn	$3.9bn

Servicing Segment

Pretax income

$99mm

Pretax income excluding MSR fair value changes net of hedge results[4]	MSR fair value changes net of hedge results[4]
$132mm	$(34)mm
Impact to diluted EPS from MSR fair value changes net of hedge results[4]	Total servicing portfolio UPB[5]
$(0.47)	$737bn

Note: All figures are for 3Q26 or are as of 9/30/26

(1) EPS = earnings per share; ROE = return on equity

(2) See slide 24 for a reconciliation of GAAP net income to non-GAAP adjusted net income, adjusted EPS and annualized adjusted ROE

(3) Includes volume fulfilled for PennyMac Mortgage Investment Trust (NYSE: PMT)

(4) MSR fair value changes net of hedge results include $936 million in MSR fair value gains, $964 million in hedging losses, which include $16 million in principal-only stripped MBS valuation-related accretion declines, and $6 million in provision for losses on active loans - see slide 13

(5) UPB = unpaid principal balance; includes loans subserviced for PMT and others

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CONSTRAINED INDUSTRY ORIGINATION ENVIRONMENT

30-Yr Fixed Rate Mortgage[1]	3Q26 Rate & Term Agency Deliveries[2]	Sept. 2026 Fannie Mae 30-Year CPR[2]	Refinance Incentive Pool
7.4%	**$22B**	**6.5%**	**<1%**
Up 93 bps from June 30, 2026	Down ~80% from 1Q26	Lowest level since March 2025	With >50 bp incentive to refinance

Distribution of Agency Mortgages by Coupon (2)
(UPB in billions)



Fannie Mae & Freddie Mac
Ginnie Mae
30-year fixed rate mortgage 7.40%(1)
$42
$2,446
$2,240
$958
$1,387
$1,825
$333
$9
0-2%
2-3%
3-4%
4-5%
5-6%
6-7%
7-8%
8%+

Prepayment Speeds by Agency (2)
(CPR %)



Conventional 30Y Fixed
Ginnie Mae II 30Y Fixed
14.7
14.6
10.9
11.4
11.1
10.7
8.0
7.8
7.7
6.5
6.0
5.6
Sep '25
Oct '25
Nov '25
Dec '25
Jan '26
Feb '26
Mar '26
Apr '26
May '26
Jun '26
Jul '26
Aug '26
Sep' 26
Oct '26E
Nov '26E
Dec '26E

(1) Optimal Blue 30-Year Conforming Fixed Rate; 7.40% is as of 9/30/26
(2) Source: Bloomberg CPR (Collateral Performance Research); projections for future prepayment speeds are an average of estimates from BofA, Morgan Stanley and Barclays research

4

After quarter-end, entered into an agreement to sell $29 billion in UPB of low-coupon conventional MSRs with an expected close in the fourth quarter; proceeds of approximately $490 million will primarily be used to pay down debt BUSINESS UPDATES 5 Continued to make progress on the acquisition of Cenlar’s subservicing business and expect the transaction to close in the first quarter of 2027 Given a smaller projected origination market and the realization of efficiencies due to technology, we are completing proactive expense reduction initiatives, which are expected to drive nearly $160 million of declines in our annual expenses from 2Q26 to 1Q27

Servicing net of valuation related changes Production (1) Mortgage Banking Adjusted Pretax Income ($ in millions) 6 Annualized Adjusted ROE(1) Note: Figures may not sum due to rounding (1) See slide 24 for a reconciliation of GAAP to non-GAAP items RECENT AND EXPECTED ADJUSTED RETURNS ON EQUITY Given the smaller origination market and the ongoing execution of our expense adjustments through year-end, fourth quarter adjusted ROE is expected to remain near current levels

ACCELERATING AI AUTOMATION ACROSS OUR ORIGINATION BUSINESS 7 Progress on Origination Processing Automation Oct ‘26 35% Remaining 37% Live Production 28% In Development AI Automation Driving Measurable Results AI Voice Agent Provides Exponential Scale in a Rally Uncoupling Platform Scale from Headcount Automating labor-intensive fulfillment workflows permanently lowers per-loan fulfillment costs and enables substantial operating leverage with reduced variable hiring requirements Efforts will continue into 2027, focused primarily on advancing AI voice agent capabilities and deploying AI agents in broker direct once live on Vesta Across our production workflows, process automation has progressed meaningfully, with the 28% currently in development expected to be completed by year-end Supported more than 15,000 transfers and 1,600 rate locks in 3Q26, and provides the ability to rapidly add capacity to meet increased demand in a market rally, enabling borrower self-service to reduce hold times and lost sales opportunities 22 AI agents have been deployed, with more than 205,000 automated agent executions and 200,000 automated document reviews; an additional 17 agents are in process

8 EARNINGS POTENTIAL FROM CONSUMER DIRECT RECAPTURE OPPORTUNITY Servicing Portfolio UPB Above 5% Note Rate (1) (1) As of 9/30/26; includes first-lien loans serviced for PFSI’s own account as well as those subserviced for PMT and others with recapture arrangements with PFSI; mortgage rate: Optimal Blue 30-Year Conforming Fixed Rate as of 9/30/26 (2) Numerator = UPB of new consumer direct first lien refinance originations for existing portfolio customers; denominator = UPB of payoffs with no transfer of title or MLS listing identified and excludes loan payoffs where no subsequent mortgage lien was recorded (i.e. cash payoffs) First Lien Refinance Recapture Rates (2) 30-year fixed rate mortgage 7.40% ● Nearly all of our servicing portfolio is out-of-the-money in today's rate environment ● Recent improvements in our recapture rates position us to capitalize on portfolio refinance opportunities when rates decline (in billions)

KEY OPERATING METRICS & OTHER FINANCIAL SCHEDULES

Acquisitions for PFSI(1) 10 PRODUCTION SEGMENT – VOLUME BY CHANNEL Broker Direct (UPB in billions) (1) Government-insured or guaranteed loans and certain conventional loans acquired through PFSI’s correspondent production business; PFSI earns income from holding and selling or securitizing the loans (2) Loans fulfilled for PMT; for these loans, PFSI earns a fulfillment fee from PMT rather than income from holding and selling or securitizing the loans (3) Includes locks related to loans sold to PMT Consumer Direct (UPB in billions) Correspondent (UPB in billions) Acquisitions for PMT(2) Originations Locks: $5.4bn Acquisitions: $5.4bn Locks: $1.7bn Originations: $1.3bn Locks: $0.8bn Originations: $0.7bn Total Locks(3) October (Estimated) October (Estimated) October (Estimated) Locks Originations Locks

DRIVERS OF PRODUCTION SEGMENT RESULTS[1]

($ in millions)	3Q25			2Q26			3Q26		
	Fallout adjusted locks	Margin / fulfillment fee (bps)[2]	Revenue contribution[3]	Fallout adjusted locks	Margin / fulfillment fee (bps)[2]	Revenue contribution[3]	Fallout adjusted locks	Margin / fulfillment fee (bps)[2]	Revenue contribution[3]
PFSI correspondent[4]	$ 23,585	27	$ 64	$ 18,227	26	$ 48	$ 14,714	29	$ 42
Broker direct	5,893	92	54	6,475	97	63	4,691	85	40
Consumer direct	3,872	351	136	4,490	300	135	2,824	335	95
Secondary market impacts[5]	n/a	n/a	32	n/a	n/a	(7)	n/a	n/a	(5)
Total PFSI account revenues[3]	**$ 33,350**	**86**	**$ 286**	**$ 29,192**	**82**	**$ 238**	**$ 22,229**	**77**	**$ 171**
PMT conventional correspondent	3,602	17	6	2,292	22	5	879	36	3
Total production revenues[3]		**79**	**$ 292**		**77**	**$ 243**		**76**	**$ 175**
Production expenses[3]	**$ 36,953**	**46**	**169**	**$ 31,484**	**65**	**205**	**$ 23,108**	**79**	**182**
Production segment pretax income		**33**	**$ 123**		**12**	**$ 38**		**(3)**	**$ (7)**

- Production segment pretax loss driven primarily by lower volumes resulting from the rapid increase in mortgage rates
- Increase in consumer direct margins as a result of a higher percentage of closed-end second lien volume versus first lien
- Production expenses[3] declined 11% from the prior quarter as a result of lower volumes and capacity

Note: Figures may not sum due to rounding
(1) Prior period amounts have been recast to conform to the current period presentation
(2) Revenue net of direct origination costs
(3) Revenue contribution, total PFSI account revenues, total production revenues and production expenses are presented net of loan origination expenses, which are managed as a component of revenue
(4) Includes only loans acquired for PFSI's own account
(5) Reflects hedging, valuation changes, and other secondary marketing impacts

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SERVICING SEGMENT

- Servicing portfolio totaled $737 billion in UPB at September 30, 2026, up slightly from June 30, 2026
- Production volumes more than offset prepayment activity
- 60+ day delinquency rate for owned MSR was up slightly from the prior quarter
- Modification volume and EBO loan volume increased from the prior quarter

Selected Operational Metrics	2Q26	3Q26
Loans serviced (in thousands)	2,753	2,769
60+ day delinquency rate - owned portfolio[2]	4.1%	4.2%
Actual CPR - owned portfolio[2]	11.6%	8.1%
UPB of completed modifications ($ in millions)[3]	$2,850	$2,947
EBO loan volume ($ in millions)[4]	$1,218	$1,346

Loan Servicing Portfolio Composition
(UPB in billions)



$717
$731
$737
9/30/25
6/30/26
9/30/26
Owned
Subserviced(1)

Net Portfolio Growth
(UPB in billions)



$731
$(19)
$24
$737
At 6/30/26
Runoff
Additions from loan production(5)
At 9/30/26

Note: Figures may not sum due to rounding
(1) Represents MSRs that we subservice for PMT and others
(2) Owned portfolio is predominantly government-insured and guaranteed loans - delinquency data based on loan count (i.e., not UPB); CPR = Conditional Prepayment Rate
(3) UPB of completed modifications includes loss mitigation efforts associated with partial claims programs
(4) Early buyouts of delinquent loans from Ginnie Mae pools during the period
(5) Includes consumer and broker direct production, government and conventional correspondent acquisitions, and conventional conforming and jumbo loan acquisitions subserviced for PMT

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PENNYMAC FINANCIAL SERVICES

DRIVERS OF SERVICING SEGMENT RESULTS

	3Q25		2Q26		3Q26	
	$ in millions	basis points[1]	$ in millions	basis points[1]	$ in millions	basis points[1]
Loan servicing fees	$ 535	30.2	$ 536	29.5	$ 548	30.0
Earnings on custodial balances and deposits and other income[2]	122	6.9	119	6.6	110	6.0
Realization of MSR cash flows	(290)	(16.4)	(323)	(17.8)	(275)	(15.0)
EBO loan-related income[3]	37	2.1	37	2.0	17	0.9
Servicing expenses:						
Operating expenses	(80)	(4.5)	(76)	(4.2)	(80)	(4.4)
Payoff-related expense[4]	(18)	(1.0)	(29)	(1.6)	(19)	(1.0)
Losses and provisions for defaulted loans	(19)	(1.0)	(26)	(1.4)	(24)	(1.3)
Interest expense	(133)	(7.5)	(140)	(7.7)	(146)	(8.0)
Non-GAAP: Pretax income excluding MSR fair value changes net of hedge results	**$ 155**	**8.7**	**$ 99**	**5.5**	**$ 132**	**7.3**
MSR fair value changes and hedge results						
MSR fair value[5]	(102)		118		936	
Hedging results[6]	105		(187)		(964)	
(Provision for) reversal of losses on active loans[7]	(0)		(8)		(6)	
GAAP: Servicing segment pretax income	**$ 157**		**$ 22**		**$ 99**	
Average servicing portfolio UPB	**$ 708,612**		**$ 726,149**		**$ 730,689**	

- The decline in prepayment speeds from the prior quarter drove lower average custodial balances and related earnings, and also resulted in a 15% reduction in the realization of MSR cash flows
- EBO loan-related income was down $20 million from the prior quarter due to higher mortgage rates and recent changes to FHA and VA loss mitigation programs, which changed the timing and volume of buyout and redelivery opportunities
- Interest expense was up $6 million from the prior quarter due to higher average financing balances for MSRs

Note: Figures may not sum due to rounding
(1) Of average portfolio UPB, annualized (2) Also includes non-valuation related income from principal-only bonds (3) Comprised of net gains on mortgage loans held for sale at fair value and interest income related to EBO loans, net of related expenses (4) Consists of interest shortfall and recording and release fees (5) Changes in fair value do not include realization of MSR cash flows (6) Includes principal-only stripped MBS valuation-related accretion changes included within net interest income in the GAAP presentation (7) Considered in the assessment of MSR fair value changes

13

14 HEDGING APPROACH MODERATES THE VOLATILITY OF PFSI’S RESULTS MSR Valuation Changes and Offsets ($ in millions) MSR fair value changes before realization of cash flows(1) Hedging and related gains (losses)(2) (1) Includes (provision for) reversal of losses on active loans (2) Includes principal-only stripped MBS valuation-related accretion changes • In 3Q26, gains from changes in fair value inputs on MSR were offset by hedging declines and costs • Hedge costs were meaningfully lower than the prior quarter • Shape of the yield curve, volatility, changes in mortgage basis and other factors can impact our realized hedge ratio Attributed Performance MSR(1) Hedge(2) Net Rate impacts $951 $(946) $5 Hedge costs - $(18) $(18) Other assumption & performance impacts $(21) - $(21) Prepayment-related - - - Delinquency-related $(5) - $(5) Other $(16) - $(16) Total $930 $(964) $(34)

15 STRONG BALANCE SHEET AND DIVERSE CAPITAL STRUCTURES (1) Non-funding debt includes face value of unsecured senior notes and notes payable secured by MSR, in addition to the amount drawn on the variable funding note (2) Tangible net worth excludes capitalized software (3) As of 9/30/26 Debt-to-Equity (D/E) Ratio MSR & Servicing Advance Financing Tangible Net Worth (TNW)(2)/Assets Non-funding D/E(1) Total D/E Diverse Financing Sources(3) TNW / Assets TNW / Assets ex. Loans eligible for repurchase • Active management of targeted D/E ratios: ‒ Non-funding D/E ratio increased as funding facilities were utilized to fund cash impacts from hedges as interest rates increased sharply ‒ Proceeds of approximately $490 million from the expected sale of conventional portfolio in 4Q26 will be used to reduce debt and decrease non-funding D/E • High tangible net worth (TNW) / assets excluding loans eligible for repurchase • Unsecured senior notes enhance liquidity at low, fixed interest rates; first maturity in February 2029 • As of September 30, 2026 total liquidity including cash and amounts available to draw with collateral pledged was $3.5 billion Financing capacity across multiple banks

APPENDIX

Portfolio growth drives higher recurring fee income; prepayment speeds slow in rising rate environments, a natural hedge to origination income Refinance recapture to drive earnings growth when rates decline 17 COMPREHENSIVE MORTGAGE BANKING PLATFORM IS A FLYWHEEL Large volumes of production grow servicing portfolio 3 rd largest in the U.S.(1) 4 th largest in the U.S.(2) A culture of continuous process improvement and technological innovation to drive further scale and operational efficiency gains Customer base of 2.8 million drives leads for consumer direct Correspondent Production Broker Direct Consumer Direct Leading market position in third-party lending enables access to the more consistent and growing purchase market Servicing Portfolio UPB(2) (in billions) (1) Inside Mortgage Finance for the 12 months ended 6/30/26 (2) Inside Mortgage Finance as of 6/30/26; includes volume subserviced for PMT and others Loan Production Loan Servicing

PFSI Purchase Mix Industry Purchase Mix(5) 18 TRACK RECORD OF STRONG PERFORMANCE ACROSS MARKET ENVIRONMENTS Proven ability to generate attractive ROEs… …across different market environments… …with a strong orientation towards purchase money mortgages. (1) Represents partial year; initial public offering was May 8, 2013 (2) Adjusted return on equity was 7% excluding arbitration accrual of $158 million and related tax impact (3) Inside Mortgage Finance (4) Bloomberg (5) Inside Mortgage Finance for historical industry purchase mix, 3Q26 is an estimate based on Mortgage Bankers Association (10/11/26) and Fannie Mae (10/12/26) forecasts U.S. Origination Market(3) (in trillions) PFSI's Annualized Return on Average Common Stockholders' Equity (ROE) 10-Year Treasury Yield(4) Average: 19%

CURRENT MARKET ENVIRONMENT AND MACROECONOMIC TRENDS 19 Average 30-year fixed rate mortgage(1) Macroeconomic Metrics(4) U.S. Origination Market Forecast(3) (UPB in trillions) 10-year Treasury Bond Yield(2) Purchase Refinance 9/30/25 12/31/25 3/31/26 6/30/26 9/30/26 10-year Treasury bond yield 4.2% 4.2% 4.3% 4.5% 5.3% Secondary mortgage rate 5.2% 5.0% 5.4% 5.4% 6.4% 30-year fixed rate mortgage 6.3% 6.2% 6.4% 6.5% 7.4% Residential mortgage originations (in billions) $495 $570 $525 $580 $490 (1) Optimal Blue 30-Year Conforming Fixed Rate. (2) U.S. Department of the Treasury. (3) Actual originations: Inside Mortgage Finance; Forecast originations; Average of Mortgage Bankers Association (10/11/26) and Fannie Mae (10/12/26) forecasts (4) 10-year Treasury bond yield: Bloomberg. Secondary mortgage rate: 30-Year FNCL Par Coupon Index (MTGEFNCL), Bloomberg. 30-year fixed rate mortgage: Optimal Blue 30-Year Conforming Fixed Rate. Residential mortgage originations are for the quarterly period ended; source: Inside Mortgage Finance

PENNYMAC’S MARKET SHARE OVER TIME ACROSS ITS BUSINESSES 20 Loan Servicing Market Share Correspondent Production Market Share(1) (1) Broker Direct Market Share(1) Consumer Direct Market Share(1) Note: All figures are for PFSI and include volume fulfilled or subserviced for PMT (1) Historical market share: Inside Mortgage Finance; excludes second lien originations. For LTM 3Q26, we estimate $2.2 trillion in total origination volume, and that the correspondent channel represented 26% of the overall origination market, retail represented 53%, and broker represented 21%. Loan servicing market share is based on PFSI’s servicing portfolio UPB of $737 billion divided by $15.0 trillion in mortgage debt outstanding

• Pennymac’s per loan servicing expenses are among the lowest in the industry, despite a higher concentration of government loans, which are more costly to service • Industry-leading customer service as evidenced by our multi-year servicing excellence awards from HUD, Fannie Mae and Freddie Mac 21 Operating Expenses (annualized bps of average servicing portfolio UPB) Direct Servicing Expense(1) (annual $ cost per loan) TECHNOLOGY DRIVING EFFICIENCIES AND LOWER EXPENSES IN SERVICING • Continuing to increase efficiency through the use of emerging technologies, including capabilities of generative AI • Increased scale and efficiency as the portfolio grows • Delinquencies remain moderated in the current market environment, further reducing operating expenses % Government Portfolio (1) MBA 2026 Servicing Operations Study (2025 data), Pennymac is included within Large IMBs

DELINQUENCY TRENDS AND SERVICING ADVANCES OUTSTANDING 22 Trends in Delinquency and Foreclosure Rates(1) (1) Owned MSR portfolio and includes loans acquired for sale at fair value; delinquency and foreclosure rates based on UPB; as of 9/30/26, the UPB of mortgage servicing rights owned by PFSI and loans held for sale totaled $503 billion ● Overall, mortgage delinquency rates for the MSR portfolio were up slightly from the prior quarter, consistent with typical seasonal trends and within expected ranges for a predominately government-insured or guaranteed loan portfolio ● Servicing advances outstanding for PFSI’s MSR portfolio were approximately $543 million at September 30, 2026, up slightly from $526 million at June 30, 2026

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA(1) 23 ($ in millions) 3Q25 4Q25 1Q26 2Q26 3Q26 Net income $182 $107 $82 $22 $29 Provision for income taxes 55 28 22 10 14 Income (loss) before provisions for income taxes 236 134 105 32 43 Depreciation and amortization 13 13 14 14 14 (Increase) decrease in fair value of MSRs and MSLs due to changes in valuation inputs used in the valuation model 102 (40) (183) (118) (936) Hedging (gains) losses associated with MSRs(1) (105) 37 221 187 964 Provision for losses on active loans 0 11 6 8 6 Stock-based compensation 10 8 2 4 6 Non-recurring items(2) - - 3 (7) 2 Interest expense on corporate debt and capital lease 78 83 83 83 83 Adjusted EBITDA $335 $246 $251 $204 $182 Note: Figures may not sum due to rounding (1) Includes principal-only stripped MBS valuation-related accretion changes included within net interest income in the GAAP presentation (2) For 3Q26, includes $2 million of Cenlar acquisition related expenses

PENNYMAC FINANCIAL SERVICES

RECONCILIATION OF GAAP ITEMS TO NON-GAAP ITEMS

Reconciliation of GAAP net income to adjusted net income, adjusted EPS and annualized adjusted return on equity

	3Q25	4Q25	1Q26	2Q26	3Q26
Net income	**$182**	**$107**	**$82**	**$22**	**$29**
(Increase) decrease in fair value of MSRs and MSLs due to changes in valuation inputs used in the valuation model	102	(40)	(183)	(118)	(936)
Hedging (gains) losses associated with MSRs[1]	(105)	37	221	187	964
Provision for losses on active loans	0	11	6	8	6
Non-recurring pretax items[2]	-	-	3	(7)	2
Total adjustments:	(3)	8	47	70	36
Assumed tax rate	*25.2%*	*25.1%*	*25.1%*	*25.1%*	*25.1%*
Tax impacts of adjustments	1	(2)	(12)	(18)	(9)
Adjusted net income	**$180**	**$113**	**$118**	**$74**	**$56**
Diluted shares outstanding	53.9	54.2	53.9	53.3	53.1
Adjusted diluted EPS	**$3.33**	**$2.08**	**$2.19**	**$1.39**	**$1.05**
Average stockholders' equity	4,110	4,238	4,324	4,323	4,352
Annualized adjusted return on equity	**17%**	**11%**	**11%**	**7%**	**5%**

Reconciliation of GAAP servicing pretax income to servicing pretax income net of valuation related changes[1]

	3Q25	4Q25	1Q26	2Q26	3Q26
Servicing pretax income	**$157**	**$37**	**$13**	**$22**	**$99**
(Increase) decrease in fair value of MSRs and MSLs due to changes in valuation inputs used in the valuation model	102	(40)	(183)	(118)	(936)
Hedging (gains) losses associated with MSRs[1]	(105)	37	221	187	964
Provision for losses on active loans losses on active loans	0	11	6	8	6
Servicing pretax income excluding valuation related changes	**$155**	**$45**	**$57**	**$99**	**$132**

Note: Figures may not sum due to rounding
(1) Includes principal-only stripped MBS valuation-related accretion changes included within net interest income in the GAAP presentation
(2) For 3Q26, includes $2 million of Cenlar acquisition related expenses

24